UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 29, 2005

                                  BNCCORP, Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                    0-26290                  45-0402816
(State of incorporation)    (Commission File Number)        (IRS Employer
                                                        Identification No.)


                   322 East Main, Bismarck, North Dakota 58501
               (Address of principal executive offices) (Zip Code)


                                 (701) 250-3040
              (Registrant's telephone number, including area code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[  ] Written communications  pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01 Entry into a Material Definitive Agreement

     On April 27, 2005, BNCCORP, Inc. ("BNCCORP") repurchased 100 shares of its noncumulative preferred stock, $0.01 par value per share, from a trust controlled by Richard W. Milne, Jr. for cash consideration of $1,006,000.00. Mr. Milne is Chairman, President and CEO of BNCCORP's indirect subsidiary, Milne Scali & Company, Inc. (d/b/a BNC Insurance), and a director of BNCCORP's subsidiary, BNC National Bank. On February 15, 2005, BNCCORP repurchased 25 shares of its noncumulative preferred stock from a trust controlled by Mr. Milne for cash consideration of $252,555.56. All of the repurchased shares had a preferential noncumulative dividend at an annual rate of 8.00 percent and a preferred liquidation value of $10,000 per share.

Item 2.02 Results of Operations and Financial Condition

     On April 27, 2005, BNCCORP issued a press release announcing its earnings for the quarter ended March 31, 2005. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

     The disclosures included in Item 2.02 of this Form 8-K are incorporated by reference into this Item 7.01.

Item 9.01 Financial Statements and Exhibits

          (c)  Exhibit.

               99.1 Press release of BNCCORP, Inc. dated April 27, 2005.





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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    BNCCORP, INC.



                                    By:      /s/ Gregory K. Cleveland
                                        ----------------------------------------
                                                 Gregory K. Cleveland
                                                       President
Date: April 29, 2005